Exhibit 99.1

For immediate release

SumTotal Systems Reports First Quarter 2007 Results

GAAP Revenue Up 20% Year over Year

MOUNTAIN VIEW, Calif. – May 1, 2007 – SumTotal® Systems (Nasdaq: SUMT), a global provider of talent and learning management solutions, announced its financial results for the first quarter ended March 31, 2007.

First Quarter 2007 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the first quarter of 2007 was $29.1 million, an increase of 20% from the $24.3 million reported in the first quarter of 2006. GAAP net loss was $1.8 million, or $0.07 per share on a basic and diluted basis, compared to a net loss of $4.4 million, or $0.18 per share on a basic and diluted basis reported in the first quarter of 2006.

Deferred revenue on a GAAP basis increased 17% year-over-year to end the first quarter of 2007 at $30.9 million, compared to $26.4 million for the same quarter of the previous year and $30.7 million at the end of fiscal 2006.

Cash Flow from Operating Activities for the quarter was $2.5 million compared to $0.9 million for the same period last year.

Non-GAAP revenue in the first quarter increased to $29.5 million from $26.3 million reported for the first quarter of 2006. Non-GAAP net income for the first quarter was $1.9 million, or $0.07 per share on a diluted basis, compared to non-GAAP net income of $0.9 million, or $0.04 per share on a diluted basis for the first quarter a year ago.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“I am pleased with our progress in the first few months of the year which includes a deal that we signed in April with a large retailer,” said Don Fowler, SumTotal’s chief executive officer. “We are seeing strong demand for our solutions and our pipeline is solid. Of particular note is the growth in our recurring subscriptions and support revenue which in the quarter reached approximately 50% of our total revenue. I believe we are well on the way to reaching our goals for 2007.”

For Immediate Release

First Quarter Business Highlights

•	Signed numerous North American customers, including University of California, Los Angeles Police Department, Office Depot, BEA Systems and JDS Uniphase.

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Signed new and additional international contracts including St. George Bank, a major Australian bank, the Singapore National Library and AGCO International Limited, a European affiliate of AGCO Corporation.

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Signed a subcontract with Northrop Grumman Information Technology to provide a large US county government with TotalLMS™ which will deliver and report on certification and regulatory requirements for the county’s approximately 17,000 employees.

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Received top rankings in annual customer satisfaction reports from Bersin & Associates, an independent research and advisory firm, and the eLearning Guild, a global Community of Practice for e-learning professionals. Also received analyst recognition for holding the largest share of the learning management systems market.

Second Quarter Guidance

For the second quarter of 2007, SumTotal Systems estimates its GAAP revenue will be between $29.7 million and $30.7 million. On a non-GAAP basis, revenue is estimated to be between $30.0 million and $31.0 million. GAAP net loss is estimated to be between $1.4 million, or $0.05 per share on both a basic and diluted basis, and $0.9 million, or $0.03 per share on both a basic and diluted basis. On a non-GAAP basis, net income is estimated to be between $2.0 million or $0.07 per share on a diluted basis, and $2.5 million, or $0.09 per share on a diluted basis. The reconciling items between the GAAP loss and non-GAAP income are estimated to be a $0.3 million adjustment to revenue, $2.1 million for amortization of intangibles and $1.0 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, May 1, 2007, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the first quarter. A live audio webcast is available to investors and the public at www.sumtotalsystems.com under the Investor Relations section.

In addition to the webcast, a telephone replay will be available on Tuesday, May 1, 2007, beginning at approximately 5:00 p.m. (Pacific Time) through the close of business (Pacific Time) on Tuesday, May 8, 2007. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 877-519-4471, access code: 8685913. The international dial-in number is 973-341-3080 access code: 8685913.

For Immediate Release

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of talent and learning management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, two of the five largest banks in the world and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal, the SumTotal logo, and TotalLMS are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR / FORWARD-LOOKING STATEMENT

Information in this press release and the accompanying conference call contain forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the second quarter ending June 30, 2007 and the 2007 fiscal year. These statements represent the company’s current expectations or beliefs concerning its future results, and include statements, among others, regarding its financial guidance for estimated GAAP and non-GAAP revenue; loss and income; growth of recurring revenue base; the company’s competitive position and business model, including its market share and its ability to grow its subscriptions and support business, including internationally and in the performance management market; and, the company’s ability to execute and the strength and scale of its business model. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) failure to close expected transactions for the Company’s solutions and products either in the second quarter of fiscal 2007 or thereafter, and the timing of recognizing revenue from such transactions; (ii) the ability to successfully manage and increase growth outside of the United States, significant current and expected additional competition, and the need to continue to expand product distribution and services offerings; (iii) the company’s inability to grow its business, and to accurately predict the timing and expense of growing it; (iv) inability to grow revenue as the Company expects, especially in its core market or in its newly acquired performance management product; (v) unexpected expenses or failure to implement in a timely fashion, or at all, the requisite steps to control expenses; (vi) increased or unexpected costs or delays of transitioning sales efforts and customers to our newly acquired performance management product; (vii) the company’s ability to recruit and retain key personnel, including management, to support our current business and future growth; (viii) the company’s ability to protect its intellectual property rights and claims that the Company has infringed the intellectual property rights of others; (ix) adoption of new accounting regulations and standards that may affect reported earnings and operating

For Immediate Release

income; (x) the lengthening of our sales cycle and increased difficulties in negotiating sales contracts on terms favorable to us and the uncertain timing of such sales; (xi) the level of corporate spending and changes in general economic conditions that affect demand for computer software and services in general which may disproportionately affect the market for our products; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the Company’s annual report for fiscal year 2006 on Form 10-K filed on March 16, 2007, its Form S-3/As filed on September 28, 2006 and October 2, 2006 and its Form 8-Ks. The forward-looking statements contained in this release and the accompanying conference are made as of the date of this press release and conference call, and the company assumes no obligation to update the information in either the press release or the accompanying conference call.

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Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

Media Contact:

SumTotal Systems, Inc.

Bill Perry, 614-975-7538

bperry@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and restricted cash	$13,683	$10,199
Short term investments	3,361	5,530
Accounts receivable, net	24,134	28,516
Prepaid expenses and other current assets	4,153	3,891

Total current assets	45,331	48,136

Property and equipment, net	6,605	5,945
Goodwill	68,461	68,461
Intangible assets, net	19,078	21,327
Other assets	1,158	1,194

Total assets	$140,633	$145,063

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,440	$3,991
Accrued compensation and benefits	5,877	8,554
Other accrued liabilities	3,581	4,612
Restructuring accrual	117	866
Deferred revenue	29,791	29,958
Notes payable	6,125	6,095

Total current liabilities	49,931	54,076

Non-current liabilities:
Other accrued liabilities, non-current	235	246
Deferred revenue, non-current	1,066	781
Notes payable, non-current	9,390	10,735

Total liabilities	60,622	65,838

Commitments and contingencies	—	—

Stockholders’ equity	80,011	79,225

Total liabilities and stockholders’ equity	$140,633	$145,063

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended March 31,
	2007	2006
Revenue:
Subscriptions and Support	$14,468	$10,944
Services	8,233	7,083
License	6,349	6,274

Total revenue	29,050	24,301

Cost of revenue:
Subscriptions and Support	4,746	3,537
Services	5,590	5,175
License	92	180
Amortization of intangible assets	2,250	2,327

Total cost of revenue	12,678	11,219

Gross margin	16,372	13,082

Operating expenses:
Research and development	5,039	4,099
Sales and marketing	7,902	7,243
General and administrative	5,006	5,811

Total operating expenses	17,947	17,153

Loss from operations	(1,575)	(4,071)
Interest expense	(378)	(435)
Interest income	163	163
Other expense, net	(12)	(76)

Loss before provision for income taxes	(1,802)	(4,419)
Provision for income taxes	24	17

Net loss	$(1,826)	$(4,436)

Net loss per share, basic	$(0.07)	$(0.18)

Net loss per share, diluted	$(0.07)	$(0.18)

Weighted average common shares outstanding, basic	26,839	24,698

Weighted average common shares outstanding, diluted	26,839	24,698

Use of non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-down

The company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc., Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses, and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, subscriptions and support renewal rates and the operating profitability of the business.

Stock-Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R. The company excludes these expenses from subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangible Assets

The company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income taxes

These adjustments are not tax effected as management believes that given the company’s historical operating losses and other tax considerations, they would not result in a tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended March 31,
	2007	2006
Non-GAAP revenue	$29,490	$26,322
Deferred revenue write-off Subscriptions and Support	(410)	(1,260)
Deferred revenue write-off License	(30)	(761)

GAAP revenue	$29,050	$24,301

Non-GAAP net income	$1,916	$918
Deferred revenue write-off Subscriptions and Support	(410)	(1,260)
Deferred revenue write-off License	(30)	(761)
Amortization of intangible assets	(2,250)	(2,327)
Stock-based compensation Subscriptions and Support	(60)	(47)
Stock-based compensation Services	(137)	(191)
Stock-based compensation Research and Development	(138)	(123)
Stock-based compensation Sales and Marketing	(275)	(242)
Stock-based compensation General and Administrative	(442)	(403)

GAAP net loss	$(1,826)	$(4,436)

Basic EPS:
Non-GAAP net income per share	$0.07	$0.04
Deferred revenue write-off	(0.02)	(0.09)
Amortization of intangible assets	(0.08)	(0.09)
Stock-based compensation	(0.04)	(0.04)

GAAP net loss per share, basic	$(0.07)	$(0.18)

Non-GAAP net income per share, diluted	$0.07	$0.04

Weighted average common shares outstanding, basic	26,839	24,698

Weighted average common shares outstanding, diluted	28,674	25,094

SumTotal Systems, Inc.

Conformed Presentation of Revenue and Cost of Revenue

(in thousands)

(Unaudited)

	Three-Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Revenue:
Subscriptions and Support	$10,944	$11,692	$12,222	$13,622
Services	7,083	6,861	8,241	7,803
License	6,274	6,552	6,491	8,203

Total revenue	24,301	25,105	26,954	29,628

Cost of revenue:
Subscriptions and Support	3,537	3,575	3,822	4,382
Services	5,175	5,124	6,027	5,073
License	180	163	289	564
Amortization of intangible assets	2,327	2,169	2,090	2,242

Total cost of revenue	11,219	11,031	12,228	12,261

	Three-Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Non-GAAP revenue	$26,322	$26,509	$27,504	$30,013
Deferred revenue write-off Subscriptions and Support	(1,260)	(921)	(386)	(349)
Deferred revenue write-off License	(761)	(483)	(164)	(36)

GAAP revenue	$24,301	$25,105	$26,954	$29,628